Exhibit 99.1

TRANSACTIONS
Except as previously disclosed in this Schedule 13D, as amended, the following table sets forth all transactions by the Reporting Persons (on behalf of the Funds or Accounts) with respect to the securities of Core Scientific, Inc. effected in the last 60 days, inclusive of any transactions effected through 4:00 p.m., New York City time, on October 31, 2025. Except as otherwise noted below, all such transactions were purchases or sales of securities of Core Scientific, Inc. effected in the open market, and the table excludes commissions paid in per share prices.
TWO SEAS GLOBAL (MASTER) FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(800,669)	19.760 (1)	10/15/2025
Common Stock	(280,234)	19.921 (2)	10/15/2025
Common Stock	80,067	18.450	10/17/2025
Common Stock	28,023	18.530	10/17/2025
Common Stock	40,033	18.691 (3)	10/17/2025
Common Stock	120,101	18.700	10/17/2025
Common Stock	52,043	18.730 (4)	10/17/2025
Common Stock	80,067	18.819 (5)	10/17/2025
Common Stock	120,101	18.880 (6)	10/17/2025
Call Option (Exercise Price $21, Expiration 01/16/26)**	17,000 contracts relating to 1,700,000 shares	2.672	10/17/2025
Common Stock	451,115	19.275 (7)	10/21/2025
Common Stock	(451,115)	19.536 (8)	10/21/2025
Common Stock	131,348	17.173 (9)	10/22/2025
Common Stock	115,385	17.720	10/22/2025
Common Stock	76,923	17.740	10/22/2025
Common Stock	150,000	17.914 (10)	10/23/2025
Common Stock	(200,426)	19.000 (11)	10/24/2025
Common Stock	(80,170)	19.430	10/24/2025
Call Option (Exercise Price $20, Expiration 11/21/25)	(13,000) contracts relating to (1,300,000) shares	1.947	10/27/2025
Common Stock	(80,170)	20.500	10/28/2025
Common Stock	(80,170)	20.500	10/28/2025
Common Stock	(120,255)	20.600	10/28/2025
Common Stock	(40,085)	20.650	10/28/2025
Common Stock	(80,170)	20.650	10/28/2025
Put Option (Exercise Price $15, Expiration 12/19/25)	(9,621) contracts relating to (962,100) shares	0.645	10/29/2025
Call Option (Exercise Price $25, Expiration 12/19/25)	(9,621) contracts relating to (962,100) shares	1.762	10/29/2025
Put Option (Exercise Price $20, Expiration 12/19/25)	9,621 contracts relating to 962,100 shares	2.792	10/29/2025
Common Stock	150,000	21.493 (12)	10/30/2025
Common Stock	(80,365)	21.900 (13)	10/31/2025
Common Stock	(33,550)	21.961	10/31/2025
Common Stock	(33,550)	22.001	10/31/2025
Common Stock	(100,649)	22.008 (14)	10/31/2025
Common Stock	(40,181)	21.800	10/31/2025
Common Stock	(80,365)	21.830	10/31/2025
Common Stock	(60,273)	22.000	10/31/2025
Common Stock	(40,181)	22.000	10/31/2025
Common Stock	(60,273)	22.000	10/31/2025
Common Stock	(40,181)	22.000	10/31/2025

TWO SEAS STRATEGIC INVESTMENT FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(156,853)	19.760 (15)	10/15/2025
Common Stock	(54,899)	19.921 (16)	10/15/2025
Common Stock	15,686	18.450	10/17/2025
Common Stock	5,490	18.530	10/17/2025
Common Stock	7,843	18.691 (17)	10/17/2025
Common Stock	23,528	18.700	10/17/2025
Common Stock	10,196	18.730 (18)	10/17/2025
Common Stock	15,686	18.819 (19)	10/17/2025
Common Stock	23,528	18.880 (20)	10/17/2025
Common Stock	31,008	17.173 (21)	10/22/2025
Common Stock	27,238	17.720	10/22/2025
Common Stock	18,160	17.740	10/22/2025
Common Stock	(39,010)	19.000 (22)	10/24/2025
Common Stock	(15,604)	19.430	10/24/2025
Common Stock	(15,604)	20.500	10/28/2025
Common Stock	(15,604)	20.500	10/28/2025
Common Stock	(23,406)	20.600	10/28/2025
Common Stock	(7,802)	20.650	10/28/2025
Common Stock	(15,604)	20.650	10/28/2025
Put Option (Exercise Price $15, Expiration 12/19/25)	(1,872) contracts relating to (187,200) shares	0.645	10/29/2025
Call Option (Exercise Price $25, Expiration 12/19/25)	(1,872) contracts relating to (187,200) shares	1.762	10/29/2025
Put Option (Exercise Price $20, Expiration 12/19/25)	1,872 contracts relating to 187,200 shares	2.792	10/29/2025
Common Stock	(15,451)	21.900 (23)	10/31/2025
Common Stock	(6,450)	21.961	10/31/2025
Common Stock	(6,450)	22.001	10/31/2025
Common Stock	(19,351)	22.008 (24)	10/31/2025
Common Stock	(7,726)	21.800	10/31/2025
Common Stock	(15,451)	21.830	10/31/2025
Common Stock	(11,589)	22.000	10/31/2025
Common Stock	(7,726)	22.000	10/31/2025
Common Stock	(11,589)	22.000	10/31/2025
Common Stock	(7,726)	22.000	10/31/2025

ACCOUNTS

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(29,735)	19.760 (25)	10/15/2025
Common Stock	(10,407)	19.921 (26)	10/15/2025
Common Stock	(12,743)	19.760 (27)	10/15/2025
Common Stock	(4,460)	19.921 (28)	10/15/2025
Common Stock	2,973	18.450	10/17/2025
Common Stock	1,041	18.530	10/17/2025
Common Stock	1,487	18.691 (29)	10/17/2025
Common Stock	4,460	18.700	10/17/2025

Common Stock	1,933	18.730 (30)	10/17/2025
Common Stock	2,973	18.819 (31)	10/17/2025
Common Stock	4,460	18.880 (32)	10/17/2025
Common Stock	1,274	18.450	10/17/2025
Common Stock	446	18.530	10/17/2025
Common Stock	637	18.691 (33)	10/17/2025
Common Stock	1,911	18.700	10/17/2025
Common Stock	828	18.730 (34)	10/17/2025
Common Stock	1,274	18.819 (35)	10/17/2025
Common Stock	1,911	18.880 (36)	10/17/2025
Common Stock	5,878	17.173 (37)	10/22/2025
Common Stock	5,164	17.720	10/22/2025
Common Stock	3,442	17.740	10/22/2025
Common Stock	2,519	17.173 (38)	10/22/2025
Common Stock	2,213	17.720	10/22/2025
Common Stock	1,475	17.740	10/22/2025
Common Stock	(7,395)	19.000 (39)	10/24/2025
Common Stock	(2,958)	19.430	10/24/2025
Common Stock	(3,169)	19.000 (40)	10/24/2025
Common Stock	(1,268)	19.430	10/24/2025
Common Stock	(2,958)	20.500	10/28/2025
Common Stock	(2,958)	20.500	10/28/2025
Common Stock	(4,437)	20.600	10/28/2025
Common Stock	(1,479)	20.650	10/28/2025
Common Stock	(2,958)	20.650	10/28/2025
Common Stock	(1,268)	20.500	10/28/2025
Common Stock	(1,268)	20.500	10/28/2025
Common Stock	(1,902)	20.600	10/28/2025
Common Stock	(634)	20.650	10/28/2025
Common Stock	(1,268)	20.650	10/28/2025
Put Option (Exercise Price $15, Expiration 12/19/25)	(355) contracts relating to (35,500) shares	0.645	10/29/2025
Put Option (Exercise Price $15, Expiration 12/19/25)	(152) contracts relating to (15,200) shares	0.645	10/29/2025
Call Option (Exercise Price $25, Expiration 12/19/25)	(355) contracts relating to (35,500) shares	1.762	10/29/2025
Call Option (Exercise Price $25, Expiration 12/19/25)	(152) contracts relating to (15,200) shares	1.762	10/29/2025
Put Option (Exercise Price $20, Expiration 12/19/25)	355 contracts relating to 35,500 shares	2.792	10/29/2025
Put Option (Exercise Price $20, Expiration 12/19/25)	152 contracts relating to 15,200 shares	2.792	10/29/2025
Common Stock	(9,000)	22.008 (41)	10/31/2025
Common Stock	(21,000)	22.008 (42)	10/31/2025
Common Stock	(3,000)	22.001	10/31/2025
Common Stock	(7,000)	22.001	10/31/2025
Common Stock	(941)	22.000	10/31/2025
Common Stock	(628)	22.000	10/31/2025
Common Stock	(941)	22.000	10/31/2025
Common Stock	(628)	22.000	10/31/2025
Common Stock	(2,197)	22.000	10/31/2025
Common Stock	(1,465)	22.000	10/31/2025
Common Stock	(2,197)	22.000	10/31/2025
Common Stock	(1,465)	22.000	10/31/2025
Common Stock	(3,000)	21.961	10/31/2025
Common Stock	(7,000)	21.961	10/31/2025
Common Stock	(1,255)	21.900 (43)	10/31/2025
Common Stock	(2,929)	21.900 (44)	10/31/2025
Common Stock	(1,255)	21.830	10/31/2025
Common Stock	(2,929)	21.830	10/31/2025
Common Stock	(1,465)	21.800	10/31/2025
Common Stock	(628)	21.800	10/31/2025

*Prices reflected on a per share basis. Each option is subject to a 100 contract multiplier.
**Represents a buy to close options transaction.
(1) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.75 to $19.93, inclusive. The reporting persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (44).
(2) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.75 to $20.00, inclusive.
(3) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.66 to $18.70, inclusive.
(4) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.65 to $18.80, inclusive.
(5) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.72 to $18.82, inclusive.
(6) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.665 to $19.06, inclusive.
(7) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $19.21 to $19.30, inclusive.
(8) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.50 to $19.58, inclusive.
(9) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.02 to $17.50, inclusive.
(10) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.39 to $18.17, inclusive.
(11) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.00 to $19.01, inclusive.
(12) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.195 to $21.74, inclusive.
(13) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.90 to $21.935, inclusive.
(14) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $22.00 to $22.105, inclusive.
(15) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.75 to $19.93, inclusive.
(16) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.75 to $20.00, inclusive.
(17) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.66 to $18.70, inclusive.
(18) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.65 to $18.80, inclusive.
(19) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.72 to $18.82, inclusive.
(20) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.665 to $19.06, inclusive.
(21) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.02 to $17.50, inclusive.
(22) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.00 to $19.01, inclusive.
(23) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.90 to $21.935, inclusive.
(24) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $22.00 to $22.105, inclusive.
(25) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.75 to $19.93, inclusive.
(26) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.75 to $20.00, inclusive.
(27) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.75 to $19.93, inclusive.
(28) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.75 to $20.00, inclusive.
(29) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.66 to $18.70, inclusive.
(30) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.65 to $18.80, inclusive.
(31) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.72 to $18.82, inclusive.
(32) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.665 to $19.06, inclusive.
(33) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.66 to $18.70, inclusive.
(34) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.65 to $18.80, inclusive.
(35) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.72 to $18.82, inclusive.
(36) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.665 to $19.06, inclusive.
(37) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.02 to $17.50, inclusive.
(38) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.02 to $17.50, inclusive.
(39) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.00 to $19.01, inclusive.
(40) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.00 to $19.01, inclusive.
(41) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $22.00 to $22.105, inclusive.
(42) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $22.00 to $22.105, inclusive.
(43) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.90 to $21.935, inclusive.
(44) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.90 to $21.935, inclusive.